UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Kemper Corporation

(Exact name of registrant as specified in its charter)

DE	95-4255452
(State of incorporation or organization)	(IRS Employer Identification No.)

200 E. Randolph Street Suite 3300 Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

File No. 333-236429

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A relates to the 5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062 (the “Debentures”) of Kemper Corporation (the “Registrant”) and hereby incorporates by reference the description of the Debentures set forth in (i) the section captioned “Description of the Debt Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-3 (File No. 333-236429), dated February 14, 2020 (the “Prospectus”), and (ii) the section captioned “Description of Debentures” in the Prospectus Supplement, dated March 3, 2022 to the Prospectus.

Item 2.	Exhibits.

1	Indenture, dated as of September 29, 2020, between the Registrant and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2020).

2	Third Supplemental Indenture dated as of March 10, 2022, between the Registrant and the Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2022).

3	Form of 5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 10, 2022	KEMPER CORPORATION

/s/ James J. McKinney
Name: James J. McKinney
Title: Executive Vice President and Chief Financial Officer